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                      HELLER EHRMAN WHITE & McAULIFFE LLP

March 2, 2000



Board of Trustees
Mercer International Inc.
Burglistrasse 6
8002 Zurich, Switzerland

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished to Mercer International Inc., a Massachusetts trust organized under the laws of the State of Washington (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 1,600,000 additional shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), issuable by the Company upon the exercise of options (the "Options") granted pursuant to the Company's Amended and Restated 1992 Non-Qualified Stock Option Plan (the "Plan").

     We have based our opinion upon our review of the following records, documents, instruments and certificates:

     (a)  the Restated Declaration of Trust of the Company, as amended;

     (b)  the Trustees' Regulations of the Company;

     (c) records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board of Trustees and shareholders relating to the adoption of the Plan and the reservation of the Shares for issuance pursuant to the Plan;

     (d) information provided by the Company's transfer agent as to the number of shares of Common Stock outstanding as of February 29, 2000;

     (e)  the Plan.


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     In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. We have also assumed the valid existence and authorization of the Company under the law of the State of Washington on the date of issuance of the Shares.

     This opinion is limited to the laws of the State of Washington. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any federal, regional or local governmental body.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that the reservation for issuance of the Shares upon the exercise of the Options has been duly authorized and upon payment of the purchase price for the Shares and issuance and delivery of the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable under the Plan may be adjusted automatically, as set forth in the terms of the Plan, such that the number of such shares, as so adjusted, may exceed the number of Company's remaining authorized, but unissued shares of Common Stock following such adjustment.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We expressly disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

     We hereby authorize and consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement.

                                 Very truly yours,

                                 /s/ Heller Ehrman White & McAuliffe LLP

                                 HELLER EHRMAN WHITE & McAULIFFE LLP